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                                                                    EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT

THIS AGREEMENT is entered into as of the 14th day of March, 2001, by and between Brian Henry (the "Executive") and Onyx Software Corporation, a Washington corporation (the "Corporation").

For ease of reference, this Agreement is divided into the following parts, which begin on the pages indicated:

FIRST PART:   TERM OF EMPLOYMENT, DUTIES AND SCOPE, COMPENSATION AND BENEFITS
              DURING EMPLOYMENT
              (Sections 1 - 10, beginning on page 2)

SECOND PART:  COMPENSATION AND BENEFITS IN CASE OF TERMINATION
              (Sections 11 - 13 beginning on page 7)

THIRD PART:   TRADE SECRETS, ASSIGNMENT OF INVENTIONS, SUCCESSORS, MISCELLANEOUS
              PROVISIONS, SIGNATURE PAGE
              (Sections 14 - 18 beginning on page 10)
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FIRST PART:  TERM OF EMPLOYMENT, DUTIES AND SCOPE, COMPENSATION AND BENEFITS
             DURING EMPLOYMENT

Section 1.  Term of Employment
----------

(a) Basic Rule. The Corporation agrees to employ the Executive and the Executive agrees to remain in employment with the Corporation, from April 4th, 2001 until the earliest of:

       1.  The date of the Executive's death; or

       2. The date when the Executive's employment terminates pursuant to Subsection (b), (c), (d) or (e) below.

(b) Early Termination or Resignation. The Corporation may terminate the Executive's employment at any time and for any reason, with or without Cause, by giving the Executive 30 days' advance written notice. The Executive may terminate the Executive's employment for any reason by giving the Corporation not less than 30 days' advance notice. In the event of such termination, Executive shall be entitled to the compensation and benefits as detailed in the Second Part of this Agreement.

(c) Termination for Cause. The Corporation may terminate the Executive's employment at any time for Cause shown. For all purposes under this Agreement, "Cause" shall mean (1) a willful and continued failure, after notice from the Corporation's Board of Directors (the "Board") and an opportunity to cure, to perform the Executive's duties under this Agreement, other than a failure resulting from the Executive's complete or partial incapacity due to physical or mental illness or impairment, (2) a willful act by the Executive that constitutes gross misconduct and that results in material harm to the Corporation, (3) a willful breach by the Executive of a material provision of this Agreement or (4) a material and willful violation of a federal or state law or regulation applicable to the business of the Corporation that results in material harm to the
     Corporation.   For purposes of this Agreement, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Corporation. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until the Corporation provides notice to the Executive by providing a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose,(after reasonable notice to the Executive and an opportunity for the Executive, together with counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth above and specifying the particulars thereof in reasonable detail.

(d) Termination for Disability. The Corporation may terminate the Executive's employment for Disability by giving the Executive written notice. For all purposes under this Agreement, "Disability" shall mean that the Executive, at the time the notice is given, has been unable to perform the Executive's duties under this Agreement for a period of not less than three consecutive months as a result of the Executive's incapacity due to

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     physical or mental illness. In the event that the Executive resumes the performance of substantially all of the Executive's duties under this Agreement before the termination of the Executive's employment under this Section becomes effective, the notice of termination shall automatically be deemed to have been revoked.

(e) Termination of Agreement. This Agreement shall expire when all obligations of the parties hereunder have been satisfied.

Section 2.  Duties and Scope of Employment
----------

(a) Position. The Corporation agrees to employ the Executive for the term of employment under this Agreement in the position of Executive Vice President and Chief Financial Officer. The Executive shall be the Corporation's highest ranking financial officer and shall report directly to the Corporation's Chief Executive Officer. The Executive shall be given such duties, responsibilities and authorities as are normally associated with or appropriate to his position.

(b) Obligations. During the term of employment under this Agreement, the Executive shall devote the Executive's full business efforts and time to the business and affairs of the Corporation as needed to carry out his duties and responsibilities hereunder subject to the overall supervision of the Corporation's Chief Executive Officer. The foregoing shall not preclude the Executive from engaging in appropriate civic, charitable or religious activities or from devoting a reasonable amount of time to private investments or from serving on the boards of directors of other entities, as long as such activities and service do not interfere or conflict with the Executive's responsibilities to the Corporation.

Section 3.  Base Compensation
----------

During the term of employment under this Agreement, the Corporation agrees to pay the Executive as compensation for services a base salary at the annual rate of $325,000 or at such higher rate as the Corporation may determine from time to time. Such salary shall be payable semi-monthly in accordance with the standard payroll procedures of the Corporation. The Executive's base salary shall be reviewed annually and increased, to the extent appropriate, based upon the Executive's performance; provided, however, that the increase for any year shall not be less than the increase in the Consumer Price Index for all Urban Consumers for the preceding 12-month period. The annual compensation specified in this Section 3, together with any increases in such compensation that the Corporation may grant from time to time is referred to in this Agreement as "Base Compensation."

Section 4.  Leveraged Compensation Plan
----------

As a member of the executive team, the Executive will participate each year in the Corporation's annual incentive compensation plan ("Leveraged Compensation Plan"). Under the Leveraged Compensation Plan, the Executive will be eligible for a target incentive bonus of sixty five percent (65%) of his Base Compensation prorated, in the case of 2001, to the first day of Executive's commencement of employment. The Executive's leveraged compensation will be determined based upon the Corporation's achievement of designated financial and business goals which are believed to

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be achievable given the Corporation's competitive and marketplace position, and which are established, after consultation with the Executive no later than sixty days after the beginning of each year. The leveraged compensation for the period beginning with employment through June 30, 2001 will be, at a minimum, the target incentive bonus amount, pro-rated for such initial period of employment.

Section 5.  Signing Bonus
----------

The Executive shall receive a bonus (the "Signing Bonus") of one hundred thousand dollars ($100,000), payable within thirty (30) days of the first day of the Executive's commencement of employment. In the event that the Executive is not employed with the Corporation at the one- year anniversary of the first day of the Executive's commencement of employment, the Executive shall be required to repay to the Corporation twenty five percent (25%) of the Signing Bonus, net of income and employment taxes paid thereon, for each three month period during the previous year in which the Executive was not so employed (or such pro-rated amount for any partial period). In the event that the Executive is not employed with the Corporation as a result of a Qualifying Termination (as defined in Section 13 of this Agreement), no such repayment shall be required.

Section 6.  Stock Options
----------

(a) Initial Grant. Subject to approval by the Corporation's Board of Directors, the Executive shall receive an option to purchase five hundred thousand (500,000) shares of the Corporation's common stock (the "Option") within two (2) weeks of the Executive's first day of commencement of employment, the exact date to be determined solely by the Board of Directors ("Grant Date"), at an exercise price equal to the fair market value of the Corporation's common stock on the Grant Date (fair market value to be calculated as defined in the Corporation's 1998 Stock Incentive
     Compensation Plan).   Such option shall be consistent with the provisions
     set forth in the Corporation's 1998 Stock Incentive Compensation Plan, and shall provide that twenty five percent (25%) of the shares covered by the Option shall vest on the one-year anniversary of the first day of Executive's employment (the "Initiation Date"), and an additional 2.0833% shall vest at the end of each month thereafter, with the result that 100% of the options are vested four years from the Initiation Date.

(b) Additional Grants. Subject to approval by the Corporation's Board of Directors, the Executive shall receive two additional options, each such option to purchase fifty thousand (50,000) shares of the Corporation's common stock (the "Additional Options") within two (2) weeks of the Executive's first day of commencement of employment, the exact date to be determined solely by the Board of Directors, at an exercise price equal to the fair market value of the Corporation's common stock on the Grant Date (fair market value to be calculated as defined in the Corporation's 1998
     Stock Incentive Compensation Plan).   Such Additional Options shall be
     consistent with the provisions set forth in the Corporation's 1998 Stock Incentive Compensation Plan, and shall provide that all of the shares covered by each such Additional Option shall vest in their entirety on the four year anniversary of the Initiation Date. Notwithstanding the foregoing, each Additional Option shall further provide for immediate acceleration of the entire fifty

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     thousand (50,000) shares in the event that Executive achieves the relevant milestones as set forth in Schedule 1 to this Agreement.

(c) Potential Future Grants. Executive shall be eligible for additional annual option grants as provided by the Corporation. Provided that the Executive's performance. meets expectations, the Executive shall receive annual option grants to purchase no less than one hundred thousand (100,000) shares, with the first such additional grant targeted for the one year anniversary of this Employment Agreement. Each such additional grant shall be at an exercise price equal to the fair market value on the date of such grant and shall vest 2.0833% each month thereafter, with the result that 100% of any such option is vested in four (4) years. For the avoidance of doubt, the one hundred thousand (100,000) share targeted future options shall be adjusted for future stock splits or similar changes in capitalization to the same extent, if any, that the future option grants are adjusted for other senior executives of the Corporation.

(d) The Corporation agrees to file a Form S-8, or other applicable registration form, promptly after the issuance of all options granted hereunder.

Section 7.  Executive Benefits
----------

During the term of employment under this Agreement, the Executive shall be eligible to participate in the executive benefit plans and executive compensation programs maintained by the Corporation on a basis no less favorable than that applicable to the Corporation's other senior executives, including (without limitation) 401(k) and employee stock purchase plans, life, disability, medical, dental, vision, accident and other insurance programs, transportation fringe benefit plans, paid vacations, and similar plans or programs, subject in each case to the generally applicable terms and conditions of the plan or program in question and to the discretion and determinations of any person, committee or entity administering such plan or program. The Executive shall be entitled to four weeks of paid vacation per year.

Section 8.  Relocation
----------

Executive shall be entitled to reimbursement from the Corporation for his relocation expenses in accordance with the Corporation's executive relocation program as set forth in Schedule 2 to this Agreement. In addition, the Corporation agrees that the Executive will normally spend three days a week in the Bellevue or other appropriate Corporate office from the Executive's first day of employment through June 30, 2001 and four days a week from July 1, 2001 through September 1, 2001. The Corporation agrees to provide hotel or reasonable furnished apartment accommodations for the Executive's use in Bellevue and to reimburse as business expenses, the Executive's weekly round trip coach airfare and related expenses from the first day of the Executive's employment through September 1, 2001.

In the event that the Executive is not employed with the Corporation at the one-year anniversary of the first day of the Executive's commencement of employment, the Executive shall be required to repay to the Corporation twenty five percent (25%) of the Mortgage Assistance, Closing Cost Assistance and Shipment of Household Goods fees detailed in Schedule 2 for each three month period during the previous year in which the Executive was not so employed (or

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such pro-rated amount for any partial period). In the event that the Executive is not employed with the Corporation as a result of a Qualifying Termination (as defined in Section 11 of this Agreement), no such repayment shall be required.

Section 9.  Legal Expenses
----------

Provided that the Executive commences employment with the Corporation, the Corporation shall reimburse the Executive for up to ten thousand dollars ($10,000) in documented legal expenses incurred by the Executive in association with this Agreement.

Section 10.  Business Expenses and Travel
-----------

During the term of employment under this Agreement, the Executive shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with the Executive's duties hereunder. The Corporation shall reimburse the Executive for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with generally applicable policies.

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SECOND PART:  COMPENSATION AND BENEFITS IN CASE OF TERMINATION


Section 11. Involuntary, Actual or Constructive Termination Without Cause or ----------- Disability


In the event that, during the term of this Agreement, the Executive's employment terminates in a Qualifying Termination, as defined in Subsection (a), then, following the effective date of the Release and Waiver of Claims described in
Section 11(e) (the "Release"), the Executive shall be entitled to receive the payments and benefits described in Subsections (b) (c) and (d).

(a)  Qualifying Termination.  A Qualifying Termination occurs if:

     (1) The Corporation terminates the Executive's employment for any reason other than Cause or Disability; or

     (2) The Executive separates from employment with the Corporation in response to a "Constructive Termination". Constructive Termination is defined as (i) a material change in Executive's duties, responsibilities, or authorities (ii) a breach of Subsection 2(a), or
          (iii) a relocation of the Corporation's headquarters of more than 35 miles from its location on the date hereof or a change in the Executive's principal business location to a location other than the corporate headquarters.

(b) Severance. The Corporation shall pay to the Executive within ten (10) days after the effective date of the Release, in one lump sum, an amount equal to the following:

     (1) One hundred percent (100%) (i.e. twelve months) of the sum of the Executive's Base Compensation and target incentive bonus in effect on the date of the employment termination; plus

     (2) A pro-rata portion of the Executive's unpaid target incentive bonus in effect on the date of the employment termination; plus

     (3) All earned, but unpaid, bonuses outside of the leveraged compensation program owed to Executive as of the date of the termination.

(c) One (1) Year of Life Insurance and Health Plan Coverage. The coverage described in this Subsection (c) shall be provided for a "Continuation Period" beginning on the date when the employment termination is effective and ending on the earlier of (1) the one year anniversary of the date when the employment termination is effective or (2) the date of the Executive's death. During the Continuation Period, the Executive (and, where applicable, the Executive's dependents) shall be entitled to continue participation in the group term life insurance plan and in the health care plan for Executives maintained by the Corporation as if the Executive were still an Executive of the Corporation. The coverage provided under this Subsection (c) shall run concurrently with and shall be offset against any continuation coverage under Part 6 of Title I of the Executive Retirement Income Security Act of 1974, as amended. Where applicable, the Executive's

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     compensation for purposes of such plans shall be deemed to be equal to the
     Executive's compensation (as defined in such plans) in effect on the date of the employment termination. To the extent that the Corporation finds it undesirable to cover the Executive under the group life insurance and health plans of the Corporation, the Corporation shall provide the Executive (at its own expense) with the same level of coverage under individual policies.

(d) Acceleration of Vesting. As of the effective date of termination, all stock options not previously vested will become immediately vested and shall remain exercisable for a period of not less than 120 days; provided, however, that if the options are not exercisable during portion of such 120 day period, by reason of applicable securities laws, the rules of any stock exchange on which the shares are listed, any agreement with an underwriter, or any agreement with or policy of the Corporation, the 120- day period shall be correspondingly extended.

(e) Release of Claims. As a condition to the receipt of the payments and benefits described in this Section 11, the Executive shall be required to execute a release substantially in the form attached hereto of all claims arising out of the Executive's employment or the termination thereof including, but not limited to, any claim of discrimination under state or federal law, but excluding claims for benefits accrued under the Corporation's employee benefit plans, and claims for indemnification from the Corporation under any indemnification agreement with the Corporation, its certificate of incorporation and by-laws or applicable law or claims for directors and officers' insurance coverage.

(f) Conditions to Receipt of Payments and Benefits. In view of the Executive's position and his access to Confidential Information, as defined below, the Executive agrees that, as a condition to the receipt of payments and benefits described in this Section 11, the Executive shall not, for a period of one (1) year, without the Corporation's prior written consent, directly or indirectly, alone or as a partner, joint venturer, officer, director, Executive, consultant, agent or stockholder (other than a less than 5% stockholder of a publicly traded company) (i) engage in any activity which is in competition with the business, the products or services of the Corporation, (ii) solicit any of the Corporation's employees, consultants or customers, (iii) hire any of the Corporation's employees or consultants in an unlawful manner or actively encourage employees or consultants to leave the Corporation, or (iv) otherwise breach his Confidential Information obligations. Notwithstanding the foregoing, nothing herein shall restrict the Executive from employment with any entity which is in competition with the Corporation, if (a) the business unit of such entity which competes with the Corporation is not a principal business of such entity and (b) if the Executive's duties with respect to such entity do not involve the activities which are in competition with the Corporation

(g) No Mitigation. The Executive shall not be required to mitigate the amount of any payment or benefit contemplated by this Section 11, nor shall any such payment or benefit be reduced by any earnings or benefits that the Executive may receive from any other source.

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Section 12.  Termination Resulting from a Change in Control
-----------

In the event of a Qualifying Termination occurring within two years after a "Corporate Transaction" described in Section 2.6 of the 1998 Stock Incentive Compensation Plan), the Executive's severance and benefits under Subsections 11(b) and 11(c) above shall be based upon an eighteen-month period rather than a twelve-month period.

Section 13.  Other Terminations Under This Part
-----------

If termination of employment, actual or constructive, is not described in
Section 11, then the Executive is entitled only to the compensation, benefits and reimbursements payable under the terms of Part I of this Agreement for the period preceding the effective date of the termination including any disability or death benefits to which Executive (or his estate or beneficiary(s)) may be entitled as a result of termination of his employment on account of Disability or death. The payments under this Agreement shall fully discharge all responsibilities of the Corporation to the Executive upon termination of the Executive's employment. This Section 13 applies, without limitation, to any termination of employment initiated by the Executive (except an Executive-initiated termination that is described in Paragraph 2 of Section 11(a)), termination of employment caused by the Executive's death or Disability, termination of the Executive for Cause, and any constructive termination (not described in Section 11).

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THIRD PART:   TRADE SECRETS, ASSIGNMENT OF INVENTIONS SUCCESSORS, MISCELLANEOUS
              PROVISIONS, SIGNATURE PAGE


Section 14.  Confidential Information
-----------

(a) Acknowledgement. The Corporation and the Executive acknowledge that the services to be performed by the Executive under this Agreement are unique and extraordinary and that, as a result of the Executive's employment, the Executive will be in a relationship of confidence and trust with the Corporation and will come into possession of "Confidential Information" (1) owned or controlled by the Corporation, (2) in the possession of the Corporation and belonging to third parties or (3) conceived, originated, discovered or developed, in whole or in part, by the Executive. As used herein "Confidential Information" includes trade secrets and other confidential or proprietary business, technical, personnel or financial information, whether or not the Executive's work product, in written, graphic, oral or other tangible or intangible forms, including but not limited to specifications, samples, records, data, computer programs, drawings, diagrams, models, customer names, ID's or e-mail addresses, business or marketing plans, studies, analyses, projections and reports, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and software systems and processes, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of the Executive's actions. Any information that is not readily available to the public shall be considered to be a trade secret and confidential and proprietary, even if it is not specifically marked as such, unless the Corporation advises the Executive otherwise in writing.

(b) Nondisclosure. The Executive agrees that, except in the good faith performance of his duties under this Agreement or as otherwise required by law or legal process, he will not, without the prior written consent of the Corporation, directly or indirectly use Confidential Information for his own benefit or intentionally disclose Confidential Information to any unauthorized person, during or after the Executive's employment. The Executive will keep the Confidential Information in strictest confidence and trust. This Section 14 shall apply indefinitely, both during and after the term of this Agreement.

(c) Surrender Upon Termination. The Executive agrees that in the event of the termination of the Executive's employment for any reason, the Executive will promptly deliver to the Corporation all property belonging to the Corporation, including all documents and materials of any nature pertaining to the Executive's work with the Corporation, and will not take with the Executive any documents or materials of any description, or any reproduction thereof of any description, containing or pertaining to any Confidential Information. It is understood that the Executive is free to use information that is in the public domain (not as a result of a breach of this Agreement).

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Section 15.  Inventions and Creations Belong to the Corporation
-----------

Any and all inventions, discoveries, improvements, or creations (collectively "Creations") which the Executive has conceived or made or may conceive or make during the period of employment under this Agreement in any way, directly or indirectly, connected with the Corporation's business shall be the sole and exclusive property of the Corporation. The Executive agrees that all copyrightable works created by the Executive or under the Corporation's direction in connection with the Corporation's business are "works made for hire" and shall be the sole and complete property of the Corporation and that any and all copyrights to such works shall belong to the Corporation. To the extent such works are not deemed to be "works made for hire," the Executive hereby assigns all proprietary rights, including copyright, in these works to the Corporation without further compensation.

The Executive further agrees to (i) disclose promptly to the Corporation all such Creations which the Executive has made or may make solely, jointly, or commonly with others, (ii) assign all such Creations to the Corporation, and
(iii) execute and sign any and all applications, assignments, or other instruments which the Corporation may deem necessary in order to enable it, at its expense, to apply for, prosecute, and obtain copyrights, patents or other proprietary rights in the United States and foreign countries or in order to transfer to the Corporation all right, title, and interest in said Creations.

Section 16.  NOTICE REQUIRED BY REVISED CODE OF WASHINGTON 49.44.140
-----------

Any assignment of Inventions required by this Agreement does not apply to an Invention for which no equipment, supplies, facilities or trade secret information of the Company was used and which was developed entirely on the employee's own time, unless (a) the Invention relates (i) directly to the business of the Company or (ii) to the Company's actual or demonstrably anticipated research or development, or (b) the Invention results from any work performed by the employee for the Company.

Section 17.  Successors
-----------

(a) Corporation's Successors. The Corporation shall require any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Corporation's business and/or assets, by an agreement in substance and form satisfactory to the Executive, to assume this Agreement and to agree expressly to perform this Agreement in the same manner and to the same extent as the Corporation would be required to perform it in the absence of a succession. The Corporation's failure to obtain such agreement prior to the effectiveness of a succession shall be a breach of this Agreement and shall entitle the Executive to all of the compensation and benefits to which the Executive would have been entitled hereunder if the Corporation had involuntarily terminated the Executive's employment without Cause or Disability, on the date when such succession becomes effective. For all purposes under this Agreement, the term "Corporation" shall include any successor to the Corporation's business and/or assets that executes and delivers the assumption agreement

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     described in this Subsection (a) or that becomes bound by this Agreement by operation of law.

(b) Executive's Successors. This Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

Section 18.  Miscellaneous Provisions
-----------

(a) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Corporation (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(b) Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) that are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

(c) Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to the Executive at the home address that the Executive most recently communicated to the Corporation in writing. In the case of the Corporation, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its General Counsel.

(d) No Setoff. There shall be no right of setoff or counterclaim, with respect to any claim, debt or obligation, against payments to the Executive under this Agreement.

(e) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Washington. Jurisdiction and venue for any claims arising under this Agreement shall lie exclusively in King County, Washington State, USA.

(f) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

(g) No Assignment of Benefits. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this Subsection
     (i) shall be void.

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(h)  Employment at Will; Limitation of Remedies.  The Corporation and the
     Executive acknowledge that the Executive's employment is at will, as defined under applicable law. If the Executive's employment terminates for any reason, the Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement.

(i) Employment Taxes. All payments made pursuant to this Agreement shall be subject to withholding of applicable taxes.

(j) Benefit Coverage Non-Additive. In the event that the Executive is entitled to life insurance and health plan coverage under more than one provision hereunder, only one provision shall apply, and neither the periods of coverage nor the amounts of benefits shall be additive.

(k) Arbitration of Disputes. Any controversy or claim arising out of or relating to this Agreement (or the breach thereof) shall be settled by final, binding and non-appealable arbitration in Seattle, Washington by three arbitrators. Subject to the following provisions, the arbitration shall be conducted in accordance with the rules of the American Arbitration Association (the "Association") then in effect. One of the arbitrators shall be appointed by the Corporation, one shall be appointed by the Executive, and the third shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the third arbitrator within 30 days of the appointment of the second arbitrator, then the third arbitrator shall be appointed by the Association. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable. The arbitrators shall have no authority to modify any provision of this Agreement or to award a remedy for a dispute involving this Agreement other than a benefit specifically provided under or by virtue of the Agreement. In the event the subject matter of the arbitration proceedings is whether or not the Executive was terminated for Cause, and Executive prevails on substantially all material issues of such claim, the Corporation shall be responsible for up to an maximum of $50,000, such figure which may be comprised of (a) fees of the American Arbitration Association and the arbitrators or (b) any expenses relating to the conduct of the arbitration (including the Executive's reasonable attorneys' fees and expenses). In the event the subject matter of the arbitration proceedings is other than whether or not the Executive was terminated for Cause, Executive shall be entitled to recover the monies contemplated above if he is awarded a material amount under such claim. Except as otherwise provided above, each party shall be responsible for its own expenses relating to the conduct of the arbitration (including reasonable attorneys' fees and expenses) and shall share the fees of the American Arbitration Association equally. Nothing in this paragraph shall be construed as precluding the Corporation from bringing a civil action in court for injunctive relief or other equitable relief relating to the breach or threatened breach of the agreements set forth in Sections 11(f) and 14 of this Agreement, provided that if a court determines that the Corporation is not entitled to such relief, the Corporation shall reimburse the Executive for his reasonable attorney's fees and expenses incurred in the defense of such action.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Corporation by its duly authorized officer, as of the day and year first above written. Executive has consulted (or has had the opportunity to consult) with his own counsel (who is other than the Corporation's counsel) prior to execution of this Agreement.


                                      /s/ Brian C. Henry
                                      ---------------------
                                            Executive



                                      ONYX SOFTWARE CORPORATION

                                      By: /s/ Brent Frei
                                          ------------------
                                          Brent Frei

                                      Its:  Chief Executive Officer

                                   Schedule 1
                       Milestones for Stock Acceleration

As contemplated in Section 6(b) of this Agreement, each of the two option grants detailed therein shall be accelerated so as to vest 100% immediately upon achievement of the relevant metric detailed below.

1. The first additional option grant of 50,000 shares shall immediately vest and become exercisable at such time as the Corporation's stock price trades for a period of thirty (30) consecutive days at an average price greater than or equal to $30.00 per share. Average price is defined as the average high and low per share sales price of the Corporation's common stock as reported by the Nasdaq National Market.

2. The second additional option grant of 50,000 shares shall immediately vest and become exercisable at such time as the number of financial analysts covering the Corporation increases by a minimum of three relative to the number of financial analysts covering the Corporation as of the date of this Employment Agreement. At least one of the three new financial analysts commencing coverage of the Corporation must be an analyst of either Morgan Stanley, Goldman Sachs or Merrill Lynch. Each of the 3 new analysts must initiate their coverage with a "buy" rating or better, and each such rating must have a duration of at least ninety days.

                                   Schedule 2
                       Onyx Executive Relocation Program

The following summary is provided of your relocation package. Any excess weight, special charges or storage should be authorized by the Human Resources Department.

---------------------------------------------------------------------------------------------
                  Benefit                                       Executive
---------------------------------------------------------------------------------------------
Relocation Allowance - Incidentals           $10,000
---------------------------------------------------------------------------------------------
House Hunting Trip                           Up to 7 days
  # of trips                                 3
  Lodging                                    7 Nights
  Meals                                      7 Days
  Airfare                                    Employee & Spouse (one trip with family)
CAR RENTAL                                   7 days
---------------------------------------------------------------------------------------------
Home Finding Assistance                      Yes
  Pre-move Counseling
  Cost of Living Analysis
  Relocation Package
---------------------------------------------------------------------------------------------
Rental Assistance                            Yes
  Market Research
  4 hour tour
---------------------------------------------------------------------------------------------
Expense Tracking                             Yes
---------------------------------------------------------------------------------------------
Tax Filing Assistance                        Yes
---------------------------------------------------------------------------------------------
Work Permit                                  Yes
---------------------------------------------------------------------------------------------
Temporary Living                             Up to 180 days

RENTAL CAR                                   Up to 60 days or until owner car arrives
---------------------------------------------------------------------------------------------
Shipment of Household Goods                  Full Pack/Unpack
  Weight                                       Full Weight
  Storage                                      45 days
  Insurance                                    Up to $1,000,000
  Shipment of Auto                             N/A
---------------------------------------------------------------------------------------------
Mortgage Assistance                          Provided that Executive has used all reasonable
                                             efforts to market and sell his home in a timely
                                             fashion, Onyx will pay the lesser of
                                             Executive's two documented carrying costs(ie.
                                             for his Chicago or Seattle home) until such
                                             time that Executive sells his Chicago home, up
                                             to a maximum of $ 19,625 per month, and
                                             provided that in no event shall such period
                                             exceed  six (6) months.  The estimated carrying
                                             costs would be the value invested in the house
                                             (in Winnetka it is about 3,000,000) times
                                             (6.875% interest plus 1% property tax).
---------------------------------------------------------------------------------------------
Closing Cost Assistance                      Onyx will pay for Executive's documented,
                                             direct closing costs associated with selling
                                             his Chicago home up to a maximum reimbursement
                                             of $150,000.  Onyx will pay for Executive's
                                             documented, direct closing costs associated
                                             with purchasing a new Seattle home, up to a
                                             maximum reimbursement of $25,000.
---------------------------------------------------------------------------------------------